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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Burlington Resources Inc. on Form S-8 (Registration Nos. 33-22493, 33-25807, 33-26024 (as amended in Registration No. 2-97533), 33-33626, 33-46518, 33-53973,
333-02029, 333-32603 and 333-40565) and on Form S-3 (Registration Nos. 33-54477
and 333-24999) of our report dated January 14, 1998, on our audits of the consolidated financial statements of Burlington Resources Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this 1997 Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

February 12, 1998
Houston, Texas